EXHIBIT 99.01
                                                                -------------

PROXY
                      FARMERS BANCORP OF UNION CITY, OHIO
                        SPECIAL MEETING OF SHAREHOLDERS
                             _______________, 1999

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FARMERS BANCORP

        The undersigned hereby appoints ___________________ and _________________, or either of them, as proxies of the undersigned, each with full power of substitution and resubstitution, to represent and to vote all of the shares of common stock of Farmers Bancorp of Union City, Ohio ("Farmers") which the undersigned beneficially holds of record on ____________________, 1999 and would be entitled to vote at the Special Meeting of Shareholders of Farmers, to be held at ____________________________, located at
_________________________,________________________, Ohio,________________, on
_________________, 1999, at ___:_____. m., local time, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present, on the matters set forth below.

        The Board of Directors of Farmers recommends a vote FOR approval of Proposal 1.

         1. Approval and adoption of the merger of Farmers with and into ANB Corporation ("ANB") pursuant to the Agreement and Plan of Merger ("Agreement"), dated October 21, 1998, between Farmers and ANB, pursuant to which each outstanding share of Farmers common stock will be converted into the right to receive 5.4 shares of ANB common stock, all as provided for in the Agreement.

                  / / FOR            / / AGAINST          / / ABSTAIN

         2. In their discretion, on such other matters as may properly come before the Special Meeting.

                          Please sign on reverse side


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                          (continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF FARMERS. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.



DATED:  _______________, 1999           --------------------------------------
                                           (Signature of Shareholder)


                                        ----------------------------------------
                                           (Signature of Shareholder)


                                            Please sign exactly as your name
                                            appears on your stock certificates
                                            and on the label placed to the left.
                                            Joint owners should each sign
                                            personally. Trustees, guardians,
                                            executors and others signing in a
                                            representative capacity should
                                            indicate the capacity in which they
                                            sign.